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Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        Our Unaudited Pro Forma Condensed Combined Financial Information reflects the consummation of the various transactions that resulted in our acquisitions of the Presley business on February 7, 2005 and 19 Entertainment on March 17, 2005 (including the acquisition of control of our company by a management group led by Robert F.X. Sillerman, the investment in our company by The Huff Alternative Fund, L.P. and its affiliate (and the subsequent conversion of their Series A Convertible Redeemable Preferred Stock into shares of common stock), the Presley short term senior loan, the 19 Entertainment short term senior loan and the exercise of certain warrants on February 7, 2005 and March 15, 2005). The Unaudited Pro Forma Condensed Combined Financial Information is being presented for the purpose of showing the pro forma impact of the 19 Entertainment Acquisition. The various transactions referred to above that occurred prior to the 19 Entertainment Acquisition have been included for meaningful presentation of the Unaudited Pro Forma Condensed Combined Financial Information as they were significant transactions with ongoing financial impact to the Company.

The RFX Acquisition LLC Investment

        RFX Acquisition LLC invested in our company on February 7, 2005, pursuant to a Stock Purchase Agreement dated as of December 15, 2004 and amended as of February 7, 2005. In accordance with the terms of that agreement, RFX Acquisition LLC contributed $3,046,407 in cash to our company in exchange for 30,464,072 newly issued shares of common stock and warrants to purchase (i) 6,828,938 shares of common stock at $1.00 per share, (ii) 6,828,938 shares of common stock at $1.50 per share, and (iii) 6,828,939 shares of common stock at $2.00 per share. Simultaneous with this exchange, RFX Acquisition LLC also acquired an aggregate of 2,240,397 shares of common stock directly from certain former principal stockholders at a price of $0.10 per share. Immediately following the consummation of its investment in our company, RFX Acquisition LLC distributed all of its shares of common stock and its warrants to its members, including our Chief Executive Officer, Mr. Sillerman, and certain members of our company's senior management. In order to provide additional capital to our company, on February 7, 2005, certain recipients of the warrants, including Mr. Sillerman, and other members of our company's senior management, immediately exercised an aggregate of five million of the $1.00 warrants for additional consideration to our company of $5,000,000.

The Presley Acquisition

        We acquired our 85% interest in the Presley business on February 7, 2005, pursuant to a Contribution and Exchange Agreement dated December 15, 2004 and amended on February 7, 2005 by and among our company, The Promenade Trust and RFX Acquisition LLC. The Promenade Trust historically directly owned and operated the assets and businesses of Elvis Presley existing at the time of Elvis' death and has owned and operated those businesses and assets acquired and/or created after Elvis' death through its ownership of 100% of Elvis Presley Enterprises, Inc. Prior to consummation of our acquisition of the Presley business, The Promenade Trust contributed the Presley assets and businesses not owned by Elvis Presley Enterprises, Inc. to a newly formed Tennessee limited liability company, Elvis Presley Enterprises, LLC.

        At the closing of the acquisition of the Presley business, The Promenade Trust contributed to our company 85% of the outstanding equity interests of Elvis Presley Enterprises, Inc. and 85% of the outstanding membership interests of Elvis Presley Enterprises, LLC. In exchange, The Promenade Trust received from us, $50,125,000 in cash, 1,491,817 shares of Series B Convertible Preferred Stock and one share of Series C Convertible Preferred Stock valued at $22,825,000, and 500,000 shares of our common stock valued at $7.67 per share (which represents the three day average of the closing sales price of our common stock following public announcement of the acquisition of the Presley business). In addition, at closing, we repaid $25,125,000 of outstanding indebtedness of the Presley business. The

Promenade Trust continues to own 15% of the outstanding equity interests of Elvis Presley Enterprises, Inc. and 15% of the outstanding membership interests of Elvis Presley Enterprises, LLC.

  The Graceland Lease

        We have entered into a 90-year lease with The Promenade Trust for the Graceland mansion, under which we have the exclusive right to conduct all business operations of and at Graceland, including receipt of all revenue generated in connection with such operations. At the end of the term of the lease, The Promenade Trust has the right to reclaim the mansion property. We prepaid approximately $3.0 million of rent at closing of the acquisition of the Presley business, and will make monthly payments of $1.00 per month during the term of the lease. Under the terms of the lease, we are responsible for all costs and expenses arising from or related to the operation of Graceland. We have also acquired all worldwide rights, title and interest in and to the name "Graceland," which name may be used at additional themed locations as well as at the Graceland mansion in Memphis, Tennessee.

        We have also entered into a license arrangement for the use of personal items which were owned by Elvis Presley at the time of his death and which are currently owned by The Promenade Trust. Under the terms of the license, subject to certain limitations, we have the right to use such items, including the right to move and display such items, in furtherance of the Presley business.

  Series B Convertible Preferred Stock

        As part of the consideration for the contribution of The Promenade Trust's assets, we issued 1,491,817 shares of Series B Convertible Preferred Stock valued at $22,825,000. The stated value approximates the fair value of the Series B Convertible Preferred Stock based on the securities liquidation preferences, annual dividend of 8%, conversion feature and the fair value of the underlying common stock.

        The shares of Series B Convertible Preferred Stock are convertible by its holders into shares of common stock at any time at a conversion price equal to the stated value, subject to adjustments in connection with standard anti-dilution protections for stock splits, stock dividends and reorganizations. The shares of Series B Convertible Preferred Stock become convertible at the Company's option from and after the third anniversary of the date of issuance, if, at any time, the average closing price of the Company's common stock over a thirty day trading period equals or exceeds 150% of the conversion price.

        During the period beginning August 7, 2012 and ending August 7, 2013, the Company can, at its sole discretion, redeem the outstanding shares of Series B Convertible Preferred Stock, in whole or in part, for an aggregate price equal to the stated value plus accrued but unpaid dividends through the date of redemption. If the Company does not exercise this redemption right, the conversion price for all remaining shares of Series B Convertible Preferred Stock is thereafter reduced to the lower of (i) the conversion price then in effect and (ii) or the average closing price of the Company's common stock over a thirty day trading period measured as of the last day of the redemption period.

        The Series B Convertible Preferred Stock has been classified as permanent equity in the accompanying financial statements as the security is redeemable in cash solely at the option of the Company.

  Series C Convertible Preferred Stock

        As further consideration for the contribution of The Promenade Trust's assets, we issued to The Promenade Trust one share of Series C Convertible Preferred Stock valued at $10.00. The Series C Convertible Preferred Stock is convertible into one share of common stock and is pari passu with the common stock with respect to dividends and distributions upon liquidation. The Series C Convertible

Preferred Stock is not transferable and automatically converts into one share of common stock at such time as The Promenade Trust ceases to own at least 50% of the aggregate sum of the outstanding shares of Series B Convertible Preferred Stock plus the shares of common stock received upon conversion of the Series B Convertible Preferred Stock. The holder of the Series C Convertible Preferred Stock has the right to elect a designee to serve on the Company's board of directors for no additional compensation or expense.

        The Series C Convertible Preferred Stock has been classified as permanent equity in the accompanying financial statements as the security is not redeemable and is convertible solely into one share of the Company's common stock.

  Priscilla Presley Transaction

        In connection with the acquisition of our 85% interest in the Presley business, we acquired from Priscilla Presley all commercial rights held by Ms. Presley to use the name "Presley" in connection with our use and exploitation of the assets acquired from The Promenade Trust, as well as all of Ms. Presley's rights, if any, to the name Graceland. The purchase price for the rights acquired from Priscilla Presley was $6.5 million, with $3.0 million paid in cash at the closing and $3.5 million paid in the form of an eight year subordinated promissory note. The promissory note bears interest at a rate of 5.385% per year and requires annual payments of $550,000. We have also entered into a new ten year consulting agreement with Ms. Presley pursuant to which she will be paid $560,000 per year in exchange for consulting services.

  The Huff Alternative Fund, L.P. Investment

        Simultaneous with the acquisition of control of our company by a management group led by Robert F.X. Sillerman, and our acquisition of the Presley business, The Huff Alternative Fund, L.P. and its affiliate contributed to our company an aggregate of $43,818,595 in cash in exchange for: (i) 2,172,400 shares of our Series A Convertible Redeemable Preferred Stock, (ii) 3,706,052 newly issued shares of our common stock, (iii) warrants to purchase 1,860,660 shares of our common stock at $1.00 per share, (iv) warrants to purchase 1,860,660 shares of our common stock at $1.50 per share, and (v) warrants to purchase 1,860,661 shares of our common stock at $2.00 per share.

        On March 21, 2005, The Huff Alternative Fund, L.P. and its affiliate exercised their rights to convert all of their 2,172,400 shares of Series A Convertible Redeemable Preferred Stock into 6,051,253 shares of common stock. Accordingly, there are currently no shares of Series A Convertible Redeemable Preferred Stock outstanding. As a result of such conversion, we recorded a non-cash dividend of $17.8 million in our financial statements for the three months ended March 31, 2005.

  The Presley Short Term Senior Loan

        A portion of the cash consideration we paid for the acquisition of our 85% interest in the Presley business was obtained through a $39.0 million short term senior loan from an affiliate of Bear, Stearns & Co. Inc. The borrower under the Presley short term senior loan was EPE Holding Corporation, our wholly owned subsidiary, which directly owns 100% of our company's interests in the Presley business. The principal amount of the loan is guaranteed by us and secured by the borrower's ownership interest in the Presley business. Full payment on the principal amount is due on February 6, 2006, although we are required to repay the loan with the proceeds from a public offering or private placement of any debt or equity securities, any future bank loan or comparable borrowings, and any future assets sales. At maturity, the borrower must repay the loan at 101% of the principal amount thereof plus accrued and unpaid interest to the date of maturity. The loan bears interest at a rate per annum equal to LIBOR plus (a) 400 basis points through August 6, 2005, (b) 500 basis points from August 7, 2005 through November 6, 2005, and (c) 600 basis points at all times thereafter through maturity. The loan places restrictions on EPE Holding Corporation's ability, as the borrower, to pay dividends to us, as its parent company, to fund corporate expenses. The loan also requires us to maintain certain financial covenants including (i) a maximum debt to EBITDA ratio, (ii) minimum EBITDA, (iii) minimum tangible net worth and (iv) minimum cash on hand. If we are unable to meet these requirements or satisfy these covenants, EPE Holding Corporation may not be able to pay dividends to us and we therefore may not be able to fund all of our obligations.

19 Entertainment Acquisition

        On March 17, 2005 we acquired all the issued and outstanding shares of 19 Entertainment from the holders of its capital stock, including Simon Fuller, the Chief Executive Officer of 19 Entertainment, for total consideration of £64.5 million ($124.4 million) in cash and 1,870,558 unregistered shares of common stock valued at $16.83 per share (which represents the average of our company's closing stock prices for the two days prior to and the day of the acquisition), each paid at closing, and an additional £19.2 million ($36.2 million) in either cash or additional shares of common stock to be paid on the earlier of (i) thirty days following delivery of the audited financial statements of 19 Entertainment for its fiscal year ending June 30, 2005, and (ii) December 30, 2005.

        In connection with the acquisition of 19 Entertainment, certain sellers of 19 Entertainment entered into a Put and Call Option Agreement that provided them with certain rights relating to the conversion shares whereby, during a short period following the six year anniversary of the acquisition, the Company can exercise a call right to purchase the common stock of such stockholders at a price equal to $24.72 per share and these sellers can exercise a put right to sell the common stock to the Company at a price equal to $13.18 per share. The put and call rights apply to 1,672,170 of the shares issued in connection with the 19 Entertainment acquisition. As a result, these shares have been presented in the accompanying pro forma balance sheet as temporary equity under the heading Redeemable Restricted Common Stock at an estimated fair value inclusive of the put/call rights at $28.1 million.

        The value of the Put and Call Option Agreement at March 17, 2005 was estimated to be $5.1 million and was recorded as a reduction of purchase price as part of the purchase accounting for 19 Entertainment.

        We will pay $8.3 million of the deferred consideration in cash. The remaining deferred consideration will be paid in shares of common stock if requested by certain of the sellers. If such sellers do not request the payment be made in shares of common stock (and therefore elect to be paid in cash) and we have not completed a public sale or offering of equity securities for proceeds in excess of $40.0 million on or before June 30, 2005, we nevertheless can pay the full amount of such deferred consideration in shares of registered common stock.

  The 19 Entertainment Short Term Senior Loan

        A portion of the cash consideration we paid for the acquisition of 19 Entertainment was obtained through a $109.0 million short term senior loan by CKX UK Holdings Limited, our wholly owned subsidiary which directly owns 100% of 19 Entertainment, from an affiliate of Bear, Stearns & Co. Inc. We were required to pay a 1% commitment fee upon the funding of the loan. This additional $1,090,000 of principal will be recorded as interest expense over the life of the loan. The loan is guaranteed by us, 19 Entertainment and each of the material subsidiaries of 19 Entertainment and is secured by 100% of our beneficial ownership interest in CKX UK Holdings Limited, 19 Entertainment and its subsidiaries. The loan is also secured by a second lien on our ownership interests in EPE Holding Corporation and its subsidiaries. Full payment on the principal amount is due on February 6, 2006, although we are required to repay the loan with the proceeds from a public offering or private placement of any debt or equity securities, any future bank loan or comparable borrowings, and any future asset sales. The loan bears interest at a rate per annum equal to LIBOR plus (a) 400 basis points through September 16, 2005, (b) 500 basis points from September 17, 2005 through December 16, 2005, and (c) 600 basis points at all times thereafter through maturity, and may be increased under certain circumstances. The loan places restrictions on CKX UK Holdings Limited's ability, as the borrower, to pay dividends to us, as its parent company, to fund corporate expenses. The loan also requires us to maintain certain financial covenants including (i) a maximum debt to EBITDA ratio, (ii) minimum EBITDA, (iii) minimum tangible net worth and (iv) minimum cash on hand. If we are unable to meet these requirements or satisfy these covenants, CKX UK Holdings Limited may not be able to pay dividends to us and we therefore may not be able to fund all of our obligations. `

  Warrant Exercise

        In order to fund the remaining portion of the cash consideration for the acquisition of 19 Entertainment, and to provide our company with additional working capital, on March 15, 2005, certain members of senior management exercised warrants to acquire a total of 11,910,281 shares of common stock for an aggregate exercise price of $18,577,154 and The Huff Alternative Fund, L.P. and its affiliate exercised warrants to acquire a total of 4,606,918 shares of common stock for an aggregate exercise price of $6,422,846. The total proceeds to our company from the exercise of these warrants was $25.0 million.

Basis of Presentation of Unaudited Pro Forma Condensed Combined Financial Information

        Our Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2004 and the three months ended March 31, 2005 are presented as if we had completed the various transactions that resulted in our acquisitions of the Presley business and 19 Entertainment (including the acquisition of control of our company by a management group led by Robert F.X. Sillerman, the investment in our company by The Huff Alternative Fund, L.P. and its affiliate (and the subsequent conversion of their Series A Preferred Stock into shares of common stock), the Presley short term senior loan, the 19 Entertainment short term senior loan and the exercise of certain warrants on February 7 and March 15, 2005), on January 1, 2004.

        Our Unaudited Pro Forma Condensed Combined Financial Statements are based upon available information and upon certain estimates and assumptions as described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The allocation of the purchase price of the Presley business and 19 Entertainment is based upon preliminary estimates made by management.

        These estimates and assumptions are preliminary and have been made solely for purposes of developing these Unaudited Pro Forma Condensed Combined Financial Statements. Our Unaudited Pro Forma Condensed Combined Financial Statements are based upon, and should be read in conjunction with, our historical financial statements and the related notes to such financial statements which are incorporated herein by reference, and the historical financial statements of the Presley business and 19 Entertainment, which are incorporated by reference. The historical financial statements of 19 Entertainment are prepared on the basis of accounting principles generally accepted in the United Kingdom (UK GAAP), which differ in certain respects from accounting principles generally accepted within the United States (US GAAP). These consolidated financial statements and consolidated interim financial statements, which are incorporated by reference, include reconciliations of net income and shareholder's equity between UK GAAP and US GAAP as of and for the two years ended June 30, 2004 in note 24 to the consolidated financial statements and as of December 31, 2004 and for the six months ended December 31, 2004 and 2003 in note 14 to the consolidated interim financial statements.

        The amounts presented below in the Unaudited Pro Forma Condensed Combined Statement of Operations of 19 Entertainment for the twelve months ended December 31, 2004 have been derived from adding the audited consolidated financial statements for the year ended June 30, 2004 to the unaudited consolidated interim financial statements for the six months ended December 31, 2004 and subtracting the unaudited consolidated interim financial statements for the six months ended December 31, 2003, which are incorporated by reference. Amounts presented below for the twelve months ended December 31, 2004 have been translated from U.K. pounds sterling into U.S. dollars using an exchange rate of $1.84 to one U.K. pound sterling.

        Our Unaudited Pro Forma Condensed Combined Financial Statements and notes thereto contain forward-looking statements that involve risks and uncertainties. Therefore, our actual results may vary materially from those discussed herein. Our Unaudited Pro Forma Condensed Combined Financial Statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor are they indicative of our future results.

CKX, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For The Year Ended December 31, 2004
(amounts in thousands, except per share amounts)

	Historical CKX (formerly SPEA)	Financing Transactions Adjustments	Historical Presley Business	Historical 19 Entertainment	Acquisition and Other Adjustments	Pro Forma for the Financing Transactions and the Acquisitions
		(Note 1A)		(Note 2)	(Notes 1B, 1C and 1D) (Note 2)
Revenue	$—	$—	$41,658	$92,357	$—	$134,015
Cost of sales	—	—	6,626	38,873	—	45,499
Selling, general and administrative expenses	—	—	23,932	34,912	(380)	57,964
					(500)
Corporate expenses	100	—	—	—	9,900	10,000
Depreciation and amortization	—	—	1,201	553	15,242	16,996

Operating income (loss)	(100)	—	9,899	18,019	(24,262)	3,556
Interest (income) expense	20	13,437	1,327	(97)	(1,230)	13,645
					188

Income (loss) before income taxes and minority interest	(120)	(13,437)	8,572	18,116	(23,220)	(10,089)
Income tax (expense) benefit	—	—	(833)	(5,473)	6,947	641
Minority interest	—	—	—	—	1,200	1,200

Net income (loss)	(120)	(13,437)	7,739	12,643	(17,473)	(10,648)
Dividends on preferred stock	—	(1,826)	—	—	—	(1,826)

Income (loss) available to common shareholders	$(120)	$(15,263)	$7,739	$12,643	$(17,473)	$(12,474)

Net income (loss) per common share	$(0.03)					$(0.18)

Weighted average common shares outstanding	4,283	61,748			2,371	68,402

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

CKX, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For The Three Months Ended March 31, 2005
(amounts in thousands, except per share amounts)

	CKX	Financing Transactions Adjustments	Historical Presley Business January 1 through February 7, 2005	Historical 19 Entertainment January 1 through March 17, 2005	Acquisition Adjustments	Pro Forma for the Financing Transactions and the Acquisitions
		(Note 1A)		(Note 3)	(Notes 1B, 1C and 1D) (Note 2)
Revenue	$9,987	$—	$3,442	$18,792	$—	$32,221
Cost of sales	1,488	—	423	4,985	—	6,896
Selling, general and administrative expenses	4,466	—	2,431	6,372	(32)	13,112
					(125)
Corporate expenses	2,059	—	—	—	441	2,500
Depreciation and amortization	1,261	—	126	199	2,688	4,274
Other costs	2,175	—	—	—	—	2,175

Operating income (loss)	(1,462)	—	462	7,236	(2,972)	3,264
Interest (income) expense	958	2,401	115	13	(128)	3,379
					20
Other income	700	—	—	—	—	700

Income (loss) before income taxes and minority interest	(1,720)	(2,401)	347	7,223	(2,864)	585
Income tax (expense) benefit	990	—	(152)	(2,167)	(7)	(1,336)
Minority interest	194	—	—	—	106	300

Net income (loss)	(924)	(2,401)	195	5,056	(2,977)	(1,051)
Dividends on preferred stock	(264)	(192)	—	—	—	(456)
Accretion of beneficial conversion feature	(17,762)	—	—	—	—	(17,762)

Income (loss) available to common shareholders	$(18,950)	$(2,593)	$195	$5,056	$(2,977)	$(19,269)

Net income (loss) per common share	$(0.61)					$(0.28)

Weighted average common shares outstanding	31,169	35,498			1,749	68,414

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(amounts in thousands, except per share data)

1.    Pro Forma Adjustments

        There are three categories of pro forma adjustments necessary to present our pro forma results of operations for the year ended December 31, 2004 and the three months ended March 31, 2005 after taking into account the acquisitions of the Presley business and 19 Entertainment and the impact of the related financing transactions, consisting of the investments by RFX Acquisition LLC and The Huff Alternative Fund, L.P. and its affiliate and the Presley and 19 Entertainment short term senior loans:

  •
  Ongoing impact of financing transactions;

  •
  Acquisitions of the Presley business and 19 Entertainment; and

  •
  Other operating adjustments.

        A.    Ongoing Impact of Financing Transactions

		Annual Expense	Presley Business Acquisition January 1 through February 7, 2005 Expense	19 Entertainment Acquisition January 1 through March 17, 2005 Expense
(i)	Reflect 8% dividend on Series B Convertible Preferred Stock issued to the sellers of the Presley business	$1,826	$192	$—
(ii)	Reflect interest on the Presley short term senior loan (assuming an interest rate of 7.0%) and amortization of debt issuance costs and premiums of $1,122 as additional interest expense over the one year term of the loan	3,852	401	—
(iii)	Reflect interest on the 19 Entertainment short term senior loan (assuming an interest rate of 7.0%) and amortization of debt issuance costs and premiums of $1,975 as additional interest expense over the one year term of the loan	9,605	—	2,000

        B.    Presley Business Acquisition Adjustments

  (i)
  Reduce Priscilla Presley's compensation by $380 for the year ended December 31, 2004 and $32 for the period from January 1 to February 7, 2005 to reflect new consulting agreement.

  (ii)
  Adjust depreciation and amortization expense to reflect the following new amounts:

	Purchase Allocation	Estimated Lives	Annual Expense	January 1 through February 7, 2005 Expense
Buildings and improvements	$20,834	20 years	$1,042	$107
Land	3,200	n/a	—	—
Furniture and equipment	1,000	5 years	200	21
Record, music, publishing, film and video rights	21,000	15 years	1,400	144
Existing license agreements	12,000	5 years	2,400	247
Priscilla Presley's rights to Presley name	5,500	10 years	550	56

			$5,592	$575

  (iii)
  Eliminate the historical interest expense of the Presley business as all of the historical indebtedness was repaid or defeased upon completion of the acquisition.

  (iv)
  Reflect interest on the note payable to Priscilla Presley of $188 for the year ended December 31, 2004 and $20 for the period from January 1 to February 7, 2005.

  (v)
  Record 15% minority interest in Presley business at no less than guaranteed minimum of $1.2 million per year, as noted elsewhere in this prospectus. The additional minority interest for the period from January 1 to February 7, 2005 was $106.

        C.    19 Entertainment Acquisition Adjustments

  (i)
  Record acquisition of 19 Entertainment.

  (ii)
  Adjust Simon Fuller's compensation to reflect terms of his new employment agreement, which reflects a reduction of $500 for the year ended December 31, 2004 and $125 for the three months ended March 31, 2005.

  (iii)
  Adjust depreciation and amortization expense to reflect the following purchase price allocation and estimated lives:

	Purchase Allocation	Estimated Lives	Annual Expense	January 1 through March 17, 2005 Expense
Property and equipment	$2,021	5 years	$404	$86
Television programming and related rights	35,000	7 years	5,000	1,069
Artist management, recording, merchandising and sponsorship contracts	30,000	5 years	6,000	1,283

			$11,404	$2,438

        D.    Other Adjustments

  (i)
  Reflect incremental corporate expenses, including the impact of a lease agreement for corporate office space, as well as salaries and benefits for new corporate executives and employees which the company committed to upon consummation of the investment in our company by RFX Acquisition LLC and the acquisition of the Presley business. These costs, which are based predominantly on contracts now in place and on management's estimate of the remaining costs, are expected to continue for the foreseeable future.

  (iv)
  For the year ended December 31, 2004, to (a) eliminate historical U.S. federal income tax expense to reflect the impact of the pro forma interest expense and corporate expenses, (b) reflect a federal benefit for the pro forma net loss in the United States and (c) adjust foreign and state tax expense to reflect the impact of the pro forma interest expense and corporate expenses. For the three months ended March 31, 2005, to reflect the impact of the pro forma interest expense and corporate expenses which (a) reduces foreign and state tax expense and (b) results in a partial reduction of the previously recorded federal benefit.

2.    19 Entertainment Reconciliation - Year Ended December 31, 2004

	(amounts in thousands)
						19 Entertainment (US GAAP)
	19 Entertainment (UK GAAP/£)					Twelve months Ended December 31, 2004
	Year Ended June 30, 2004	Less: Six months ended December 31, 2003	Add: Six months ended December 31, 2004	Twelve months Ended December 31, 2004	Adjustments to Reconcile UK GAAP to US GAAP
						U.K. £	U.S. $(a)
Revenue	£48,285	£13,562	£13,376	£48,099	£2,293	£50,392	$92,357
Cost of sales	20,237	5,800	6,944	21,381	(171)	21,210	38,873
Selling, general, and administrative expense	17,679	5,687	7,057	19,049	—	19,049	34,912
Depreciation and amortiziation	265	137	174	302	—	302	553

Operating income (loss)	10,104	1,938	(799)	7,367	2,464	9,831	18,019
Interest income	13	30	46	29	24	53	97

Income (loss) before income tax expense	10,117	1,968	(753)	7,396	2,488	9,884	18,116
Income tax expense (benefit)	3,323	852	(241)	2,230	756	2,986	5,473

Net income	£6,794	£1,116	£(512)	£5,166	£1,732	£6,898	$12,643

(a)
Results of operations for the year ended December 31, 2004 have been translated from U.K. pounds sterling to U.S. dollars at an exchange rate of $1.83 to one U.K. pound sterling, which was the average exchange rate in effect for the twelve months ended December 31, 2004.

3.    19 Entertainment - January 1 to March 17, 2005

        Results of operations for the period January 1 to March 17, 2005 for 19 Entertainment have been derived by adjusting the historical operating results for such period from UK GAAP to US GAAP and translating the result from U.K. pounds sterling to U.S. dollars at an exchange rate of $1.89 to one U.K. pound sterling, which was the average exchange rate in effect for the period from January 1 to March 17, 2005.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Notes to Unaudited Pro Forma Condensed Combined Financial Statements (amounts in thousands, except per share data)